Exhibit 99.1

Match Group Reports Second Quarter 2019 Results
Dallas, TX—August 6, 2019—Match Group (NASDAQ: MTCH) reported second quarter 2019 financial results today and separately released an investor presentation, which is available on the Investor Relations section of its website at https://ir.mtch.com.
Q2 2019 HIGHLIGHTS

•	Total Revenue grew 18% over the prior year quarter to $498 million. Excluding foreign exchange effects, revenue would have grown 22%.

•	Average Subscribers increased 18% to 9.1 million, up from 7.7 million in the prior year quarter.

•	Tinder Average Subscribers were 5.2 million in Q2 2019, increasing 503,000 sequentially and 1.5 million year-over-year.

•	Operating income was $173 million, an increase of 15% over the prior year quarter, and Adjusted EBTIDA increased 16% over the prior year quarter to $204 million.

•	ARPU grew 2% over the prior year quarter to $0.58. Excluding foreign exchange effects, ARPU was $0.60, an increase of 5% over the prior year quarter.
Key Financial and Operating Metrics

(In thousands, except EPS and ARPU)	Q2 2019	Q2 2018	Change
Revenue	$497,973	$421,196	18%
Operating Income	$172,898	$150,165	15%
Operating Income Margin	35%	36%	(0.9) pt
Net earnings attributable to shareholders	$127,973	$132,500	(3)%
Diluted EPS	$0.43	$0.45	(4)%
Adjusted EBITDA	$203,522	$175,561	16%
Adjusted EBITDA Margin	41%	42%	(0.8) pt
Average Subscribers	9,080	7,723	18%
ARPU	$0.58	$0.57	2%
YTD Operating Cash Flow	$232,618	$243,488	(4)%
YTD Free Cash Flow	$211,898	$228,703	(7)%
See reconciliations of GAAP to non-GAAP measures starting on page 6.

Liquidity and Capital Resources
For the six months ended June 30, 2019, we generated operating cash flow of $233 million and Free Cash Flow of $212 million, both of which declined compared to the prior year period primarily due to the timing of a cash receipt, which we received in Q4 2018 instead of Q1 2019, where the comparable receipt in the prior year was received in Q1 2018.
We net settled all stock options that were exercised and restricted stock units that vested during the quarter ended June 30, 2019, utilizing $32 million of cash to pay employee withholding taxes, and we issued 0.5 million fewer dilutive shares as a result, at an effective price of $67.02. We repurchased 0.8 million shares during the quarter ended June 30, 2019 for $56 million on a trade date basis at an average price of $66.79, further mitigating the dilutive impact of stock-based compensation activity.
As of June 30, 2019, the Company had $266 million in cash and cash equivalents and $1.6 billion of long-term debt. The Company has a $500 million revolving credit facility, which was undrawn as of June 30, 2019, and currently remains undrawn.
Between July 1, 2019 and August 2, 2019, we repurchased an additional 0.2 million shares using $15 million in cash on a trade date basis at an average price of $71.23. As of August 2, 2019, a total of 1.4 million shares remain available under the previously announced repurchase program.
Match Group’s trailing twelve-month leverage as of June 30, 2019 is 2.3x on a gross basis and 1.9x on a net basis.
As of June 30, 2019, Match Group had a total of 281.2 million common and class B common shares outstanding; and IAC’s economic ownership interest and voting interest in Match Group were 80.4% and 97.5%, respectively.
Income Taxes
In the second quarter of 2019 and 2018, Match Group recorded an income tax provision of $24 million and $12 million, respectively, both lower than the statutory rate of 21% due to excess tax benefits generated by the exercise or vesting of stock-based awards.
Conference Call
Match Group will audiocast a conference call to answer questions regarding its second quarter financial results on Wednesday, August 7, 2019 at 8:30 a.m. Eastern Time. This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Match Group’s business. The live audiocast will be open to the public, and the investor presentation reviewing the results has been posted, on Match Group’s investor relations website at https://ir.mtch.com.

GAAP FINANCIAL STATEMENTS
MATCH GROUP CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except per share data)
Revenue	$497,973	$421,196	$962,598	$828,563
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	126,665	97,334	246,889	191,278
Selling and marketing expense	94,888	90,261	213,551	208,432
General and administrative expense	62,233	42,165	116,627	84,926
Product development expense	32,680	32,635	76,954	64,504
Depreciation	8,197	8,399	16,028	16,546
Amortization of intangibles	412	237	823	479
Total operating costs and expenses	325,075	271,031	670,872	566,165
Operating income	172,898	150,165	291,726	262,398
Interest expense	(23,817)	(18,276)	(45,903)	(36,082)
Other income, net	2,538	11,004	1,050	3,783
Earnings before income taxes	151,619	142,893	246,873	230,099
Income tax (provision) benefit	(23,651)	(11,535)	4,129	937
Net earnings	127,968	131,358	251,002	231,036
Net loss attributable to noncontrolling interests	5	1,142	5	1,200
Net earnings attributable to Match Group, Inc. shareholders	$127,973	$132,500	$251,007	$232,236

Net earnings per share attributable to Match Group, Inc. shareholders:
Basic	$0.46	$0.48	$0.90	$0.84
Diluted	$0.43	$0.45	$0.85	$0.78

Basic shares outstanding	281,244	277,115	280,418	276,198
Diluted shares outstanding	295,884	296,996	296,009	297,574

Stock-based compensation expense by function:
Cost of revenue	$676	$642	$1,941	$1,275
Selling and marketing expense	1,330	889	2,726	1,781
General and administrative expense	13,290	7,590	23,061	15,250
Product development expense	6,719	7,585	22,284	15,363
Total stock-based compensation expense	$22,015	$16,706	$50,012	$33,669

MATCH GROUP CONSOLIDATED BALANCE SHEET

	June 30, 2019	December 31, 2018
	(In thousands)
ASSETS
Cash and cash equivalents	$266,374	$186,947
Accounts receivable, net	160,622	99,052
Other current assets	78,115	57,766
Total current assets	505,111	343,765

Right of use assets	46,879	—
Property and equipment, net	63,941	58,351
Goodwill	1,251,693	1,244,758
Intangible assets, net	237,005	237,640
Deferred income taxes	149,574	134,347
Long-term investments	9,076	9,076
Other non-current assets	22,492	25,124
TOTAL ASSETS	$2,285,771	$2,053,061

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$13,798	$9,528
Deferred revenue	225,657	209,935
Accrued expenses and other current liabilities	143,902	135,971
Total current liabilities	383,357	355,434

Long-term debt, net	1,602,607	1,515,911
Income taxes payable	12,845	13,918
Deferred income taxes	20,285	20,174
Other long-term liabilities	55,726	21,760

Redeemable noncontrolling interest	1,035	—

Commitment and contingencies

SHAREHOLDERS’ EQUITY
Common stock	76	72
Class B convertible common stock	210	210
Additional paid-in capital	(146,116)	(57,575)
Retained earnings	704,785	453,778
Accumulated other comprehensive loss	(134,906)	(137,166)
Treasury stock	(214,312)	(133,455)
Total Match Group, Inc. shareholders’ equity	209,737	125,864
Noncontrolling interests	179	—
Total shareholders’ equity	209,916	125,864
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,285,771	$2,053,061

MATCH GROUP CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net earnings	$251,002	$231,036
Adjustments to reconcile net earnings to net cash provided by operating activities:
Stock-based compensation expense	50,012	33,669
Depreciation	16,028	16,546
Amortization of intangibles	823	479
Deferred income taxes	(15,227)	(13,812)
Acquisition-related contingent consideration fair value adjustments	—	210
Other adjustments, net	2,468	(622)
Changes in assets and liabilities
Accounts receivable	(61,414)	(9,154)
Other assets	(13,742)	(26,099)
Accounts payable and other liabilities	(6,441)	(8,982)
Income taxes payable and receivable	(6,374)	5,485
Deferred revenue	15,483	14,732
Net cash provided by operating activities	232,618	243,488
Cash flows from investing activities:
Net cash (used) acquired in business combinations	(3,759)	1,136
Capital expenditures	(20,720)	(14,785)
Purchases of investments	—	(3,000)
Other, net	1,118	38
Net cash used in investing activities	(23,361)	(16,611)
Cash flows from financing activities:
Borrowings under the Credit Facility	40,000	—
Principal payments on Credit Facility	(300,000)	—
Proceeds from Senior Notes offering	350,000	—
Debt issuance costs	(5,593)	—
Withholding taxes paid on behalf of employees on net settled stock-based awards	(138,465)	(115,288)
Purchase of treasury stock	(76,086)	(73,943)
Acquisition-related contingent consideration payments	—	(185)
Other, net	27	(616)
Net cash used in financing activities	(130,117)	(190,032)
Total cash provided by continuing operations	79,140	36,845
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	224	289
Net increase in cash, cash equivalents, and restricted cash	79,364	37,134
Cash, cash equivalents, and restricted cash at beginning of period	187,140	272,761
Cash, cash equivalents, and restricted cash at end of period	$266,504	$309,895

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
MATCH GROUP RECONCILIATION OF NET EARNINGS TO ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Dollars in thousands)
Net earnings attributable to Match Group, Inc. shareholders	$127,973	$132,500	$251,007	$232,236
Add back:
Net loss attributable to noncontrolling interests	(5)	(1,142)	(5)	(1,200)
Income tax provision (benefit)	23,651	11,535	(4,129)	(937)
Other income, net	(2,538)	(11,004)	(1,050)	(3,783)
Interest expense	23,817	18,276	45,903	36,082
Operating Income	172,898	150,165	291,726	262,398
Stock-based compensation expense	22,015	16,706	50,012	33,669
Depreciation	8,197	8,399	16,028	16,546
Amortization of intangibles	412	237	823	479
Acquisition-related contingent consideration fair value adjustments	—	54	—	210
Adjusted EBITDA	$203,522	$175,561	$358,589	$313,302

Revenue	$497,973	$421,196	$962,598	$828,563
Operating income margin	35%	36%	30%	32%
Adjusted EBITDA margin	41%	42%	37%	38%
MATCH GROUP RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

	Six Months Ended June 30,
	2019	2018
	(In thousands)
Net cash provided by operating activities	$232,618	$243,488
Capital expenditures	(20,720)	(14,785)
Free Cash Flow	$211,898	$228,703

MATCH GROUP RECONCILATION OF GAAP REVENUE TO NON-GAAP REVENUE, EXCLUDING FOREIGN EXCHANGE EFFECTS

(Dollars in thousands, except ARPU)	Three Months Ended June 30,
	2019	Change	% Change	2018
Revenue, as reported	$497,973	$76,777	18%	$421,196
Foreign exchange effects	15,783
Revenue Excluding Foreign Exchange Effects	$513,756	$92,560	22%	$421,196

(Change calculated using non-rounded numbers)
ARPU, as reported	$0.58		2%	$0.57
Foreign exchange effects	0.02
ARPU, excluding foreign exchange effects	$0.60		5%	$0.57

International ARPU, as reported	$0.56		1%	$0.56
Foreign exchange effects	0.04
International ARPU, excluding foreign exchange effects	$0.60		7%	$0.56

(Dollars in thousands, except ARPU)	Six Months Ended June 30,
	2019	Change	% Change	2018
Revenue, as reported	$962,598	$134,035	16%	$828,563
Foreign exchange effects	33,792
Revenue Excluding Foreign Exchange Effects	$996,390	$167,827	20%	$828,563

(Change calculated using non-rounded numbers)
ARPU, as reported	$0.58		1%	$0.57
Foreign exchange effects	0.02
ARPU, excluding foreign exchange effects	$0.60		5%	$0.57

International ARPU, as reported	$0.56		(1)%	$0.56
Foreign exchange effects	0.04
International ARPU, excluding foreign exchange effects	$0.60		6%	$0.56

DILUTIVE SECURITIES
Match Group has various tranches of dilutive securities. The table below details these securities and their potentially dilutive impact (shares in millions; rounding differences may occur).

8/2/2019
Share Price	$75.19
Absolute Shares	281.0
Vested Options and Awards
Match Group Options	2.6
IAC Equity Awards	0.3
Total Dilution - Vested Options and Awards	2.8
Unvested Options and Awards
Match Group Options	6.1
Match Group RSUs	1.4
IAC Equity Awards	0.1
Total Dilution - Unvested Options and Awards	7.5

Total Dilution	10.4
% Dilution	3.6%
Total Diluted Shares Outstanding	291.3
The dilutive securities presentation in the above table is calculated using the methods and assumptions described below; these are different from GAAP dilution, which is calculated based on the treasury stock method.
Options — The table above assumes the option exercise price and the estimated income tax benefit from the tax deduction received upon the exercise of options (both vested and unvested awards) is used to repurchase Match Group shares.
Match Group is currently net settling all exercised options net of both the exercise price and employee withholding taxes. If the table above assumed options were also net settled for employee withholding taxes at a 50% withholding rate, the dilution shown above would be reduced by 1.7 million and 3.9 million shares for vested and unvested options, respectively, and the withholding taxes paid by the Company on behalf of the employees would be $125.5 million and $294.6 million for vested and unvested options, respectively.
RSUs — The table above assumes RSUs are settled net of withholding taxes, as is our practice, and the dilutive effect is presented as the net number of shares that would be issued upon vesting assuming a withholding tax rate of 50%. Withholding taxes paid by the Company on behalf of the employees upon vesting would have been $189.1 million, assuming the stock price in the table above and a 50% withholding rate.  The table above also assumes the estimated income tax benefit from the tax deduction received upon the vesting of Match Group RSUs is used to repurchase Match Group shares.
IAC Equity Awards — IAC Equity awards represent options and market-based restricted stock units denominated in the shares of IAC that have been issued to employees of Match Group. Upon the exercise or vesting of IAC Equity awards, IAC will settle the awards with shares of IAC, and Match Group will issue additional shares of Match Group to IAC as reimbursement. The table above assumes the estimated income tax benefit from the tax deduction received upon the exercise or vesting of IAC denominated equity awards is used to repurchase Match Group shares.

PRINCIPLES OF FINANCIAL REPORTING
Match Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Revenue Excluding Foreign Exchange Effects, all of which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). The Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow measures are among the primary metrics by which we evaluate the performance of our business, on which our internal budget is based and by which management is compensated. Revenue Excluding Foreign Exchange Effects provides a comparable framework for assessing how our business performed without the effect of exchange rate differences when compared to prior periods. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments, which we describe below, between the GAAP and non-GAAP measures. Interim results are not necessarily indicative of the results that may be expected for a full year.
Definitions of Non-GAAP Measures
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe Adjusted EBITDA is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because they are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes certain expenses.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Free Cash Flow is defined as net cash provided by operating activities from continuing operations, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.
We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash and we think it is of utmost importance to maximize cash – but our primary valuation metric is Adjusted EBITDA.
Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. The percentage change in Revenue Excluding Foreign Exchange Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Match Group, due to its global reach, may be an important factor in understanding period over period comparisons if movement in rates is significant. Since our results are reported in U.S. dollars, international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of revenue excluding foreign exchange effects in addition to reported revenue helps improve the ability to understand Match Group’s performance because it excludes the impact of foreign currency volatility that is not indicative of Match Group’s core operating results.
Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures
Stock-based compensation expense consists principally of expense associated with the grants of stock options, RSUs, performance-based RSUs and market-based awards. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, the Company remits the required tax-withholding amounts from its current funds.
Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, trade names and technology, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.
DEFINITIONS
Direct Revenue - is revenue that is received directly from end users of our products and includes both subscription and à la carte revenue.
Indirect Revenue - is revenue that is not received directly from end users of our products, substantially all of which is advertising revenue.
Subscribers - are users who purchase a subscription to one of our products. Users who purchase only à la carte features are not included in Subscribers.
Average Subscribers - is the number of Subscribers at the end of each day in the relevant measurement period divided by the number of calendar days in that period.
Average Revenue per Subscriber (“ARPU”) - is Direct Revenue from Subscribers in the relevant measurement period (whether in the form of subscription or à la carte) divided by the Average Subscribers in such period and further divided by the number of calendar days in such period. Direct Revenue from users who are not Subscribers and have purchased only à la carte features is not included in ARPU.
Leverage on a gross basis - is calculated as principal debt balance divided by Adjusted EBITDA for the period referenced.
Leverage on a net basis - is calculated as principal debt balance less cash divided by Adjusted EBITDA for the period referenced.

OTHER INFORMATION
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on August 7, 2019, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: competition, our ability to maintain user rates on our higher monetizing dating products, our ability to attract users to our dating products through cost-effective marketing and related efforts, foreign currency exchange rate fluctuations, our ability to distribute our dating products through third parties and offset related fees, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, risks relating to certain of our international operations and acquisitions and certain risks relating to our relationship with IAC/InterActiveCorp, among other risks. Certain of these and other risks and uncertainties are discussed in Match Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this press release. Match Group does not undertake to update these forward-looking statements.
About Match Group
Match Group (NASDAQ: MTCH) is a leading provider of dating products available in over 40 languages to our users all over the world. Our portfolio of brands includes Tinder®, Match®, PlentyOfFish®, Meetic®, OkCupid®, OurTime®, Pairs™, and Hinge®, as well as a number of other brands, each designed to increase our users’ likelihood of finding a meaningful connection. Through our portfolio of trusted brands, we provide tailored products to meet the varying preferences of our users.
Contact Us
Lance Barton
Match Group Investor Relations
(212) 314-7400

Justine Sacco
Match Group Corporate Communications
(212) 445-5088

Match Group
8750 North Central Expressway, Dallas, TX 75231, (214) 576-9352 https://mtch.com